UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2025

SS INNOVATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56608	47-3478854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405, 3rd Floor, iLabs Info Technology Centre Udyog Vihar, Phase III Gurugram, Haryana India	122016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +91 73375 53469

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	SSII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Current Report”), the terms “SSi,” “the Company,” “we,” “us” and “our” refer to SS Innovations International, Inc. and its subsidiaries.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On April 2, 2025, we issued a press release announcing that pursuant to a planned leadership transition, Anup Sethi stepped down as the Company’s Chief Financial Officer effective April 30, 2025, and Arvind Palaniappan joined the Company as its Interim Chief Financial Officer, effective May 1, 2025. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Since 2018, Mr. Sethi, has been with Sudhir Srivastava Innovations Pvt. Ltd., our Indian operating subsidiary (“SSI-India”) and became SSi’s Chief Financial Officer following the acquisition by merger of SSI-India in April 2023. During his tenure. Mr. Sethi helped build strong accounting and finance functions for the Company that drove the growth of our business, supported the commercial launch of our SSi Mantra Surgical Robotic System, permitted the implementation of more than 80 surgical robotic systems in India and overseas, and allowed us to transition from a high growth start up to a publicly-traded company. The Company and Mr. Sethi mutually agreed that the milestone of the uplisting of our common stock to Nasdaq on April 25 provided an opportune time to commence the Chief Financial Officer transition. Mr. Sethi will remain available to advise SSi in the transition to a new permanent Chief Financial Officer. We have commenced a search process to identify and recruit a new permanent Chief Financial Officer.

Mr. Palaniappan, 59, who will serve as Interim Chief Financial Officer, is a Chartered Accountant with the Institute of Chartered Accountants, England and Wales. He has over 30 years of experience in accounting and financial management, risk and controls consulting, assurance and compliance and global business outsourcing process delivery. Since February 2020, M. Palaniappan has been the principal of Trogon Consulting (“Trogon”), a private consulting firm providing outsourced chief financial officer and risk management services to private and public clients. From 2006 to 2020, he occupied a number of executive positions, including Managing Director (Senior Operations Executive) for Accenture Solutions in India, where he provided various financial, management and operational oversight services with respect to Accenture Solutions, Indian delivery centers. His prior affiliations included Axis Consulting Services (part of the Ambit – RSM Group) in Bangalore, Intel Technologies India in Bangalore and Arthur Andersen in New Delhi. Mr. Palaniappan holds Bachelors and Masters of Commerce degrees from The Madras Christian College.

The Company and Trogon have entered into a one-year consulting agreement pursuant to which Mr. Palaniappan will provide chief financial officer services to SSi for a fee of approximately US$7,100 per month (based on current Indian Rupee to U.S. Dollar exchange rates). A copy of the consulting agreement is attached as Exhibit 10.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement between SS Innovations International, Inc. and Trogon Consulting
99.1	Press Release, dated May 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2025	SS INNOVATIONS INTERNATIONAL, INC.

	By:	/s/ Sudhir Srivastava
Sudhir Srivastava, M.D.
Chairman and Chief Executive Officer

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